Exhibit 99.1

FOR IMMEDIATE RELEASE
January 25, 2010

For information, contact:
Martin Cary, GCI (907) 227-3544 or mcary@gci.com
Bruce Broquet, GCI (907) 868-6660 or bbroquet@gci.com

GCI SUBSIDIARY AWARDED $88 MILLION IN FEDERAL BROADBAND STIMULUS FUNDING

Funding to Accelerate Deployment of Terrestrial Broadband Infrastructure in Bristol Bay and the Yukon-Kuskokwim Delta

ANCHORAGE – GCI (NASDAQ:GNCMA) received notice today that the U.S. Department of Agriculture’s Rural Utilities Service (“RUS”) had approved United Utilities, Inc’s application for an $88 million loan/grant combination to extend terrestrial broadband service for the first time to Bristol Bay and the Yukon-Kuskokwim Delta (“Y-K Delta”), an area roughly the size of the state of North Dakota.  United Utilities, Inc. (“UUI”) is a wholly owned subsidiary of GCI.

“All of us at UUI and GCI are delighted to hear about the RUS award,” said Ron Duncan, president and chief executive officer of GCI.  “We are very thankful for RUS’ continuing support for rural Alaska.  We also deeply appreciate the support given to UUI’s application by our friends and customers in Bristol Bay and the Y-K Delta and by our Governor and Congressional Delegation.”

Upon completion, UUI’s project, TERRA-Southwest (“TERRA-SW”), will be able to serve 9,089 households and 748 businesses in the 65 covered communities.  The project will also be able to serve numerous public/non-profit/private community anchor institutions and entities, such as regional health care providers, school districts, and other regional and Alaska Native organizations.

“UUI and GCI have both served the remote rural communities of Alaska for decades. No one understands better the cost and latency constraints of satellite networks in an era where broadband Internet service has become a necessity for residential, business, non-profit, and government end-users,” said Duncan.  “This award is a once-in-a-generation opportunity to close the digital divide for 65 remote rural Alaska communities.”

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The RUS award – consisting of a $44.2 million loan and a $44.0 million grant – will be made under the RUS Broadband Initiatives Program (“BIP”) established pursuant to the American Recovery and Reinvestment Act.The award will not increase GCI’s consolidated capital expenditure plan.  The grant portion of the award will fund backbone network facilities that GCI would not otherwise be able to construct within its return-on-investment requirements.  UUI expects to start work on TERRA-SW this year and complete the project by the end of 2012.

TERRA-Southwest will provide “middle mile” terrestrial broadband service to 65 remote rural communities in Bristol Bay and the Y-K Delta, including Bethel, Dillingham, and King Salmon.  TERRA-SW includes the following elements:

•	DeltaNet Upgrade. UUI will upgrade the capacity of the existing DeltaNet broadband regional microwave network, which serves 43 communities in the Y-K Delta.

•
Bristol Bay Regional Network.  UUI will deploy a broadband hybrid fiber optic/microwave regional network in Bristol Bay, which in combination with the backbone network described below, will extend terrestrial broadband service to 22 Bristol Bay communities.

•
Backbone Network.  UUI will deploy a hybrid fiber optic/microwave backbone network that will link DeltaNet and the new Bristol Bay regional network terrestrially back across the Cook Inlet to the Internet backbone in Anchorage.

A map of the TERRA-SW deployment and a list of the communities to be served are attached.

GCI is the largest telecommunications company in Alaska. The company’s cable plant, which provides voice, video, and broadband data services, passes 90 percent of Alaska households. GCI operates Alaska’s most extensive terrestrial/subsea fiber optic network, which connects not only Anchorage but also Fairbanks, and Juneau/Southeast to the lower 48 states with a diversely routed, protected fiber network. The company’s satellite network provides communications services to small towns and villages throughout rural Alaska. GCI is in the process of constructing Alaska’s first truly statewide mobile wireless network, which will seamlessly link urban and rural Alaska for the first time in the state’s history.

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A pioneer in bundled services, GCI is the top provider of voice, data, and video services to Alaska consumers with a 70 percent share of the consumer broadband market.  GCI is also the leading provider of communications services to enterprise customers, particularly large enterprise customers with complex data networking needs. More information about the company can be found at www.gci.com.

The foregoing contains forward-looking statements regarding the company’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results may differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI’s cautionary statement sections of Form 10-K and 10-Q filed with the Securities and Exchange Commission.

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Bristol Bay Region

Aleknagik

Clark’s Point

Dillingham

Ekwok

Goodnews Bay

Iguigig

Iliamna

King Salmon

Kokhanok

Koliganek

Levelock

Manokotak

Naknek

New Stuyahok

Newhalen

Nondalton

Pedro Bay

Platinum

Port Alsworth

South Naknek

Togiak

Twin Hills

YK Delta Region

Akiachak

Akiak

Alakanuk

Aniak

Anvik

Atmautluak

Bethel

Chefornak

Chevak

Chuathbaluk

Eek

Emmonak

Grayling

Holy Cross

Hooper Bay

Kasigluk

Kipnuk

Kongiganak

Kwethluk

Kwigillingok

Lower Kalskag

Marshall

Mekoryuk

Mt. Village

Napakiak

Napaskiak

Newtok

Nightmute

Nunam lqua

Nunapitchuk

Oscarville

Pilot Station

Pitka's Point

Quinhagak

Russian Mission

Scammon Bay

Shageluk

St. Mary's

Toksook Bay

Tuluksak

Tuntutuliak

Tununak

Upper Kalskag

TERRA-SW
United Utilities, Inc.
Anchorage
Homer
Port Alsworth
Nondalton
Pedro Bay
Iliamna
Kokhanok
Igiugig
Levelock
Koliganek
New Stuyahok
Ekwok
Naknek
King Salmon
South Naknek
Dillingham
Aleknagik
Clark's Point
Manokotak
Togiak
Goodnews Bay
Platinum
Quinhagak
Eek
Tuntutuliak
Kongiganak
Kwigillingok
Kipnuk
Chefornak
Nightmute
Toksook Bay
Tununak
Mekoryuk
Newtok
Kasigluk
Nunapitchuk
Atmautluak
Bethel
Akiachak
Akiak
Kwethluk
Napakiak
Tuluksak
Kalskag
Aniak
Chuathbaluk
Holy Cross
Shageluk
Anvik
Grayling
Russian Mission
Marshall
Pilot Station
Saint Mary's / Pitkas Point
Mountain Village
Scammon Bay
Hooper Bay
Chevak
Sheldon Point
Alakanuk
Emmonak
Fiber-Optic
Microwave
0
100 Miles